Aames

Annual Meeting of Stockholders

November 20, 2003

The Directors and Management

of

Aames Financial Corporation

Welcome You

to the

2003 Annual Meeting of Stockholders

Fiscal Year
June 30, 2003
&
First Quarter
September 30, 2003

Company Highlights - Fiscal Year 2003

- Produced record mortgage loan volumes of $4.4 billion, a 37.5% increase over last year.
- Reported net income to common stockholders, compared to net losses in the prior four fiscal years.
- Increased our total revenue to $263.6 million, a 19.8% increase over last year.
- Reduced our non-warehouse debt by $125.5 million, or 47.5%, including paying in full our 9.125% Senior Notes that were due November 1, 2003.

Recent Developments

- During the September 2003 quarter, the Company produced record volume of $1.5 billion, a 54.5% increase over the same period a year ago.

- During the September 2003 quarter, the Company recorded net income of $28.7 million, which included an $18.2 million income tax benefit, compared to $9.9 million of net income during the comparable three month period a year ago.

- On November 12, 2003, the Company called six securitization trusts and sold the loans in the trusts resulting in the receipt of $78.0 million of cash proceeds. Of the proceeds, $34.5 million was used to reduce our Financing Facility.

Total Loan Production


($ in millions)
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Retail
Broker
$2,372
$1,181
$1,191
$3,243
$1,610
$1,633
$4,446
$1,795
$2,651
FY 2001
FY 2002
FY 2003

During the year ended June 30, 2003, we achieved record mortgage loan production, improving on our historical trend.


($ in millions)
$1,800
$1,500
$1,200
$900
$600
$300
$-
Retail
Broker
$969
$452
$517
$1,497
$577
$921
Sep-02
Sep-03
Quarter Ended

During the September 2003 quarter, loan production grew $528 million, or 55%, over the same period a year ago.

Retail Loan Production



($ in millions)
NLCs
Retail branch network
$2,000
$1,500
$1,000
$500
$0
$1,181
$76
$1,105
$1,610
$330
$1,280
$1,795
$462
$1,334
FY 2001
FY 2002
FY 2003

Total retail production grew by a compound annual growth rate of 23.3% between fiscal year end 2001 and fiscal year end 2003.

During the September 2003 quarter, total retail production increased by $125 million, or 28%, over the same period a year ago.



($ in millions)
NLCs
Retail branch network
$750
$500
$250
$0
$452
$130
$322
$577
$119
$458
Sep-02
Sep-03
Quarter Ended

Aames

Broker Loan Production



($ in millions)
Telemarketing & Internet
Regional operation centers
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$1,191
$55
$1,136
$1,633
$122
$1,510
$2,651
$325
$2,326
FY 2001
FY 2002
FY 2003

The Company's total broker loan production during the year ended June 30, 2003, increased $1 billion, or 62%, over the year ended June 30, 2002.

We originated loans through 2,970 brokers, not one of which accounted for more than 5% of total broker originations.



($ in millions)
Telemarketing & Internet
Regional operation centers
$1,200
$900
$600
$300
$0
$517
$52
$465
$921
$169
$752
Sep-02
Sep-03
Quarter Ended

During the September 2003 quarter, broker production increased $404 million, or 78%, over the same period a year ago.

Loan Dispositions


($ in millions)
Securitizations
Whole loan sales
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$2,334
$1,231
$1,102
$3,195
$585
$2,610
$4,504
$315
$4,189
FY 2001
FY 2002
FY 2003

Our increased loan production and improvements in credit quality resulted in an increase of 41% over loan dispositions of a year ago.


($ in millions)
Whole loan sales
$1,200
$900
$600
$300
$-
$921
$1,186
Sep-02
Sep-03
Quarter Ended

During the September 2003 quarter, loan dispositions increased by $265 million, or 29%, over the same period a year ago.

Net Production Cost



4.00%
3.00%
2.00%
1.00%
0.00%
Net Production Cost 1
2.88%
2.42%
2.24%
FY 2001
FY 2002
FY 2003

We have continued to manage our expense growth in light of our increased production, reducing our cost of production.



Net Production Cost 1
3.00%
2.00%
1.00%
0.00%
2.34%
1.93%
Sep-02
Sep-03
Quarter Ended

During the September 2003 quarter, the cost of production continued to decline; 1.93% vs. 2.24% for fiscal year 2003.

[1] Net production cost = total non-interest expense of our origination channels, reduced by points & fees earned on loan production, divided by total production.

Aames

FY 2003 vs. 2002
Consolidated Condensed Statement of Income

($ in millions)	Fiscal Year Ended June 30, 2003	Fiscal Year Ended June 30, 2002	Better / (Worse) $	Better / (Worse) %
Revenue	$ 263.6	$ 220.1	$ 43.5	20%
Expenses	236.3	212.5	(23.8)	(11)%
Income before income taxes	27.3	7.6	19.7	260%
Provision (benefit) for income taxes	(1.8)	3.1	(4.9)	nm
Net income	$ 29.2	$ 4.5	$ 24.7	548%

Quarter Sep-03 vs. Sep-02
Consolidated Condensed Statement of Income

($ in millions)

	Three Months Ended September 30,		Better / (Worse)	
	2003	2002	$	%
Revenue	$ 73.2	$ 67.4	$ 5.9	9%
Expenses	62.8	56.8	(5.9)	(10)%
Income before income taxes	10.5	10.5	(0.1)	(1)%
Provision (benefit) for income taxes	(18.2)	0.6	18.8	nm
Net income	$ 28.7	$ 9.9	$ 18.7	189%

Balance Sheet Restructuring


($ in millions)
Residual interests
Borrowings
$300
$250
$200
$150
$100
$50
$-
$244
$270
$200
$264
$129
$139
At 6/30/01
At 6/30/02
At 6/30/03

During the year ended June 30, 2003, we paid in full our Senior Notes due November 2003 and reduced our residual position by 36%.


($ in millions)
Residual interests
Borrowings
$300
$250
$200
$150
$100
$50
$-
$190
$256
$116
$125
At 9/30/02
At 9/30/03

We continue to pay off non-warehouse debt and further reduce our residual position.

Looking Forward

- Continue to focus on production growth in core and Internet lines of business.
- Emphasize the value and quality of originations.
- Leverage our reengineered operating platform to provide greater operating efficiency, reducing our per loan cost of production.
- Continue to build stockholder value and strong capital market support.

Questions & Answers

Forward-Looking Statements

From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: increases in mortgage lending interest rates; adverse changes in the secondary market for mortgage loans; decline in real estate values; limited cash flow to fund operations; dependence on short-term financing facilities; concentration of operations in California, Florida and Texas; extensive government regulation; intense competition in the mortgage lending industry and the condition of the U.S. economy and financial system. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended June 30, 2003 and subsequent filings by the Company with the United States Securities and Exchange Commission.